Exhibit 99.2

Key Messages regarding the proposed acquisition of Syngenta by ChemChina

•	The transaction means that Syngenta will be a private, standalone company

o	This means a long-term investment and commitment to our strategy and multi-channel distribution

o	This allows us to focus clearly on further developing strong partnerships and doing all that we can to ensure integrated crop solutions remain vibrant, healthy and competitive.

o	Investment includes innovations

o	Syngenta retains its name, its management and its broad portfolio and geographic presence. We are committed to helping your business succeed – we succeed only when you are successful with your customers

•	This allows you and your customers to continue to benefit from multiple choices and competition within the industry, an industry which has recently seen considerable consolidation

•	The governance of the company will continue to follow the highest standards

•	There will be no job losses as a consequence of this deal

•	The commitments of The Good Growth Plan have been explicitly endorsed by ChemChina. The Good Growth Plan and The Syngenta Foundation for Sustainable Agriculture will continue to form an integral part of Syngenta’s strategy

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D- 9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.SYNGENTA.COM.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67% OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20-F FILED ON FEBRUARY 12, 2015, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND

OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.